Certification Pursuant to Rule 30a-2(b) under the 1940 Act (17 CFR 270.30a-2(b))

Each of the undersigned hereby certifies that:

1.	The Form N-CSR of Old Westbury Funds, Inc. (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Old Westbury Funds, Inc.

Date: 6/25/08	/s/ Marc D. Stern
Marc D. Stern, President
(principal executive officer)

Date: 6/25/08	/s/ Andrew J. McNally
Andrew J. McNally, Treasurer
(principal financial officer)